                                                                     EXHIBIT 4.7

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT THEREFOR OR AN APPLICABLE EXEMPTION FROM REGISTRATION.

                                                    VOID AFTER FEBRUARY 26, 2004

                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.

                   Warrant for the Purchase of 449,664 Shares

                          of Series C Preferred Stock


     FOR VALUE RECEIVED and subject to the terms and conditions contained herein, Genesys Telecommunications Laboratories, Inc. hereby certifies that MCI Telecommunications Corporation or its assigns, are entitled to purchase from the Company (as defined below) at any time or from time to time during the Exercise Period (as defined below) any or all of the Warrant Shares (as defined below) for the Exercise Price (as defined below). The Exercise Price shall not be subject to adjustment, except as set forth in paragraph 3 hereof.

1.  Definitions.
    -----------

     As used in this Warrant, the following terms have the respective meanings set forth below:

          "AFFILIATE" of a Person shall mean any Person who, directly or indirectly, controls, is controlled by or is under common control with such other Person.

          "BUSINESS DAY" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in New York City.

          "CLOSING DATE" shall mean the date upon which this Warrant is originally issued.

          "COMMON STOCK" is a collective reference to the common stock and any capital stock into which such common stock is or may thereafter be changed and any class of capital stock of the Company (regardless of how denominated) which is not preferred as to dividends or assets over any other class and which is not subject to redemption, and shall also include shares of common stock of any successor or acquiring corporation referred to in paragraph 3(d) received by or distributed to the holders of such capital stock in the circumstances contemplated by paragraph 3(d).

* Confidential Treatment Requested. Confidential portion has been filed separately with the Securities and Exchange Commission.

          "COMPANY" shall mean Genesys Telecommunications Laboratories, Inc., a California corporation, or any successor corporation by merger or consolidation or otherwise.

          "CURRENT MARKET PRICE" shall mean, in respect of any share of Common Stock on any date herein specified, the average of the daily market prices for the ten (10) previous consecutive Business Days (or the actual number of days traded if the stock has been publicly traded for less than ten (10) Business Days). The daily market price for each such Business Day shall be
     (i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange or, if there is no such bid and asked prices on such day, on the next preceding date when such bid and asked prices occurred, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or any similar firm then engaged in such business, or (iv) if there is no such firm, as furnished by any member of the National Association of Securities Dealers selected by the Company.

          "EARNED DATE" shall mean either (i) with respect to the number of Warrant Shares set forth below, the date on which the Company receives from MCI, its subsidiaries or their respective successors or assigns a payment such that the sum of that payment and all previous payments from and after the Closing Date to the Company by all such parties for products and/or services purchased for their own use or for sale to their customers or affiliates shall equal the following:


        Number of Warrant Shares                                     Payment
        ------------------------                                     -------
Threshold
---------
               [*]                                        [*]
               [*]                                        [*]
               [*]                                        [*]

     or (ii) with respect to all Warrant Shares, the date of a consolidation, merger, sale or conveyance of the Company, as set forth in paragraph 3(d) hereof, which occurs on or prior to the fourth anniversary of the Closing Date.

          "EXERCISE DATE" shall mean the date on which the Holder exercises this Warrant, in whole or in part.

          "EXERCISE PERIOD" shall mean the period commencing on the Earned Date and ending at 5:00 p.m., San Francisco time, on the Termination Date.

          "EXERCISE PRICE" shall mean a price for each Warrant Share equal to
     (i) one hundred twenty percent (120%) of the Purchase Price Per Share of Series C Preferred Stock, if the Company has not completed an initial public offering of its Common Stock on or prior to December 31, 1997 or
     (ii) if the Company has completed an initial public offering of its Common Stock, one hundred ten percent (110%) of the Current Market

                      * Confidential Treatment Requested

     Price on December 31, 1997; subject to adjustment thereafter pursuant only to the provisions of paragraph 3 of this Warrant.

          "FULLY DILUTED OUTSTANDING" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable pursuant to options, warrants or other rights to purchase or acquire, or securities convertible into, shares of Common Stock, outstanding on such date (including any Warrant Shares issuable pursuant to this Warrant).

          "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

          "HOLDER" shall mean MCI or any transferee of this Warrant.

          "MCI" shall mean MCI Telecommunications Corporation, a Delaware corporation, and any successor corporation by merger or consolidation or otherwise.

          "OUTSTANDING" shall mean, when used with reference to Common Stock, at any time as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any majority-owned subsidiary of the Company, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

          "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "PURCHASE PRICE PER SHARE" shall mean $11.12.

          "SERIES C PREFERRED STOCK" shall mean the Series C Preferred Stock of the Company and any Common Stock into which the Series C Preferred Stock is converted.

          "TERMINATION DATE" shall mean the later of (i) four (4) years following the Closing Date or (ii) three (3) years following the Earned Date.

          "WARRANT SHARES" shall mean any of the shares of Series C Preferred Stock (or any Common Stock into which the Series C Preferred Stock is converted) issuable upon exercise of this Warrant. The number of Warrant Shares shall initially be 449,664 shares of Series C Preferred Stock, subject to adjustment thereafter pursuant only to the provisions of paragraph 3 of this Warrant; provided that the total number of shares of Series C Preferred Stock issuable pursuant hereto shall not in any event be less than two percent (2.0%) of the Fully Diluted Outstanding capital stock as of the date hereof (after giving effect to the issuance of this Warrant and related transactions).

2.   Exercise of Warrant.  (a) This Warrant may be exercised, in whole at any
     -------------------
time or in part from time to time, during the Exercise Period, by the Holder by the surrender of this Warrant (with the subscription duly executed) at the address set forth in paragraph 11(a) hereof, together with proper payment of the Exercise Price. Payment for the Warrant Shares to be purchased shall be made by certified, official bank check or other check acceptable to the Company payable to the order of the Company.

     (b) In lieu of exercising the Warrant pursuant to paragraph 2(a), the Holder may elect to receive Warrant Shares equal to the value of the Warrant (or the portion thereof being canceled) by surrender of the Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares of the Company's Series C Preferred Stock computed using the following formula:

                       X = Y (A-B)
                           -------
                            A
                 Where X    =    the number of shares to be issued to the Holder.

                       Y    =    the number of shares purchasable under this Warrant.

                       A    =    the fair market value of one share of the Company's Series
 C                               Preferred Stock.

                       B    =    the Exercise Price (as adjusted to the date of such
 calculation).


     (c) If this Warrant is exercised in part, this Warrant must be exercised for a whole number of shares of the Series C Preferred Stock, and the Holder is entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised. Upon such surrender of this Warrant, the Company will promptly issue a certificate or certificates in the name of the Holder for the number of shares of the Series C Preferred Stock to which the Holder shall be entitled. The Company shall not be required to issue a fractional share of stock upon any exercise of this Warrant.

3.   Certain Adjustments.  The Exercise Price and the kind and number of shares
     -------------------
of Series C Preferred Stock issuable upon exercise of this Warrant shall be subject to adjustment as set forth below in this paragraph 3. The Company shall give the registered Holder notice of any event described below which requires an adjustment pursuant to this paragraph 3 in accordance with the provisions of paragraph 4.

     (a) Adjustment of Exercise Price.  From and after the Closing Date (and
         ----------------------------
     subject to such further adjustments, from time to time, pursuant to the other provisions of this paragraph 3) the Exercise Price shall be subject to adjustment as follows:

     (b) Stock Dividends, Subdivisions and Combinations.  If at any time the
         ----------------------------------------------
     Company shall:

          (i) fix a record date for the purpose of determining the holders of its Series C Preferred Stock entitled to receive a dividend payable in, or other distribution of, Series C Preferred Stock;

          (ii) subdivide its outstanding shares of Series C Preferred Stock into a larger number of shares of Series C Preferred Stock;

          (iii) combine its outstanding shares of Series C Preferred Stock into a smaller number of shares of Series C Preferred Stock; or

          (iv) issue any shares of its capital stock or other securities by reclassification of the Series C Preferred Stock (other than pursuant to paragraph 3(d) below);

     then the Exercise Price shall be proportionately decreased in the case of such a dividend or distribution of shares of Series C Preferred Stock or such a subdivision, or proportionately increased in the case of such a combination, or the kind of capital stock or other securities of the Company which may be purchased shall be adjusted in the case of such a reclassification of the Series C Preferred Stock, each on the record date for such dividend or distribution or effective date of such subdivision, combination or reclassification, as the case may be, such that the Holder shall be entitled to receive, upon exercise of this Warrant, the aggregate number and kind of shares of Series C Preferred Stock which, if the Warrant had been fully exercised immediately prior to such date, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification.

     (c) Certain Other Dividends and Distributions.  If at any time the Company
         -----------------------------------------
     shall fix a record date for the purpose of determining the holders of its Series C Preferred Stock entitled to receive any dividend or other distribution (including any such distribution made in connection with a consolidation or merger, but excluding any distribution referred to in subparagraph (b) above) of:

          (i) any evidences of indebtedness, any shares of its capital stock (excluding Series C Preferred Stock) or any other securities or property of any nature whatsoever; or

          (ii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its capital stock or any other of its securities or its property of any nature whatsoever (other than normal cash dividends or cash distributions permitted under applicable law);

     then the Exercise Price shall be adjusted to equal the Exercise Price in effect prior to such distribution or dividend multiplied by a fraction, (1) the numerator of which shall be (A) the fair market value per share of the Series C Preferred Stock on such record date minus (B) the amount allocable to one share of Series C Preferred Stock of the fair market value (as determined in good faith by the Board of Directors of the Company and, unless waived by the Holder, supported by an opinion from an investment banking firm of nationally recognized standing approved by the Holder, which approval shall not be unreasonably withheld) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the denominator of which shall be such fair market value per share of Series C Preferred Stock. Such adjustments shall be made whenever such a record date is fixed. A reclassification of the Series C Preferred Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock or shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Series C Preferred Stock of such shares of such other class of stock within the meaning of this subparagraph (c) and, if the outstanding shares of Series C Preferred Stock shall be changed into a larger or smaller number of shares of Series C Preferred Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Series C Preferred Stock within the meaning of subparagraph (b).

     (d) Consolidation or Merger.  In the case of any consolidation of the
         -----------------------
     Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Holder an agreement that the Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of the Warrant the kind and amount of shares and other securities and property that it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph 3. The provisions of this subparagraph (d) shall similarly apply to successive consolidations, mergers, sales or conveyances.

     (e) Adjustment of Number of Warrant Shares.  Upon each adjustment as the
         --------------------------------------
     case may be, pursuant to subparagraph (a), (b), (c) or (d) of this paragraph 3, this Warrant shall be deemed to evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Series C Preferred Stock obtained by multiplying the number of shares of Series C Preferred Stock covered by the Warrant immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the Exercise Price in effect after such adjustment.

     (g) When Adjustments to be Made.  No adjustment in the Exercise Price shall
         ---------------------------
     be required by this paragraph 3 if such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of less than 1% in such price. Any adjustment representing a change of less than such minimum amount which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this paragraph 3 and not previously made, would result in a minimum adjustment. Notwithstanding the foregoing, any adjustment carried forward shall be made no later than ten (10) Business Days prior to the Termination Date. All calculations under this subparagraph (g) shall be made to the nearest cent. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

     (h) Fractional Interests.  In computing adjustments under this paragraph 3,
         --------------------
     fractional interests in Series C Preferred Stock shall be taken into account to the nearest whole share.

     (i) When Adjustments Not Required. If the Company shall fix a record date
         -----------------------------
     for the purpose of determining the holders of its Series C Preferred Stock entitled to receive a dividend or distribution and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     (j) Certain Limitations.  Subject to the provisions of paragraph 6, there
         -------------------
     shall be no adjustment of the Exercise Price hereunder to the extent that such adjustment would cause the Exercise Price to be less than the par value per share of the Series C Preferred Stock, which par value shall not at any time while this Warrant is outstanding exceed $.01.

4.   Notices of Adjustments.  Whenever the Exercise Price or the number of
     ----------------------
Warrant Shares shall be adjusted pursuant to paragraph 3, the Company shall forthwith deliver to the Holder a certificate prepared by the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights), specifying the number of Warrant Shares then issuable hereunder, the Exercise Price after giving effect to such adjustment and (if such adjustment was made pursuant to paragraph 3(c)) describing the number and kind of any other shares of stock for which the Warrant is exercisable. In the event that the Holder shall disagree with any such adjustment or with the terms of any new agreement to be entered into pursuant to paragraph 3(d), it shall notify the Company thereof and any disagreement shall be resolved by an investment banking firm of nationally recognized standing mutually agreeable to the Company and the Holder, or if the Company and the Holder are unable to agree upon an investment banking firm, an investment banking firm selected by an investment banking firm chosen by the Company and an investment banking firm chosen by the Holder.

5.   Reservation of Warrant Shares.  The Company agrees that, from and after the
     -----------------------------
Earned Date and through to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Series C Preferred Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer and free and clear of all preemptive rights.

6.   Fully Paid Stock; Taxes.  The shares of Series C Preferred Stock
     -----------------------
represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Series C Preferred Stock is at all times equal to or less than the then Exercise Price. The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes which may be payable in respect of the issuance of any Warrant Shares or certificate therefor.

7.   Transferability.  This Warrant is fully transferable and assignable by the
     ---------------
Holder, provided, however, that any such transfer or assignment may only be effected in accordance with applicable securities laws or pursuant to exemptions therefrom. The Company may treat the registered holder of this Warrant as it appears on the Company's books at any time as the Holder for all purposes.

8.   Loss, etc. of Warrant.  Upon receipt of evidence satisfactory to the
     ---------------------
Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity or bond reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

9.   Holder Not Shareholder.  This Warrant does not confer upon the Holder any
     ----------------------
right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

10.  Surrender.  The Holder may at any time surrender all or a portion of this
     ---------
Warrant for cancellation by transmitting the same to the Company at its address set forth elsewhere herein accompanied by a written notice setting forth the Holder's intention to surrender the Warrant (or such portion) for cancellation and upon such transmittal by the Holder, this Warrant (or such portion) shall become null and void and of no further force and effect.

11.  Notices.  Any notice, demand, request, consent, approval, declaration,
     -------
delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     (a) to the Company at:

          1155 Market Street, 11th Floor
          San Francisco, California  94103
          Attention:  Gregory Shenkman
                  Richard C. DeGolia

          and a copy to:

          Brobeck Phleger & Harrison LLP
          Two Embarcadero Place
          2200 Geng Road
          Palo Alto, California  94303
          Attention:  Edward M. Leonard, Esq.

          or

     (b) to the Holder at:

          1801 Pennsylvania Avenue, N.W.
          Washington, D.C.  20006
          Attention:  John W. Gerdelman
          and a copy to:

          MCI Law and Public Policy
          1801 Pennsylvania Avenue, N.W.
          Washington, D.C.  20006
          Attention:  General Counsel

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

12.  Certain Agreements.  MCI and the Company have entered into a Securities
     ------------------
Purchase Agreement, a Registration Rights Agreement and certain Commercial Documents (as defined in the Securities Purchase Agreement), each dated as of the Closing Date, which include certain provisions with respect to this Warrant and the Warrant Shares.

13.  Miscellaneous.
     -------------

     (a) Remedies.  The Company agrees that monetary damages would not be
         --------
     adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. Accordingly, it is agreed that the Holder shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the terms of this Warrant and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have hereunder.

     (b) No Inconsistent Agreements.  The Company will not on or after the date
         --------------------------
     of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holder in this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any such agreements.

     (c) Successors and Assigns.  Subject to the provisions of paragraph 7
         ----------------------
     hereof, this Warrant shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Warrant Shares.

     (d) Severability.  In the event that any one or more of the provisions
         ------------
     contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (e) Amendments and Waivers.  The provisions of this Warrant, including the
         ----------------------
     provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holder.

     (f) Entire Agreement.  Subject to paragraph 12 hereto, the provisions of
         ----------------
     this Warrant are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, agreements, warranties or undertakings, other than those set forth or referred to herein.

     (g) Headings.  The headings of this Warrant have been inserted as a matter
         --------
     of convenience and shall not affect the construction hereof.

     (h) Applicable Law.  This Warrant shall be governed by and construed in
         --------------
     accordance with the laws of the State of California. Each party hereto agrees to submit to the non-exclusive jurisdiction of the courts of the State of California in any action or proceeding arising out of or relating to this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its President or a Vice President thereunto duly authorized.


                                    DATED: February 26, 1997


                                    GENESYS TELECOMMUNICATIONS
                                LABORATORIES, INC.


                                    By: /s/ Gregory Shenkman
                                       -----------------------------------------
                                    Name:  Gregory Shenkman
                                    Title: President and Chief Executive Officer



                                    ACCEPTED BY:


                                    MCI TELECOMMUNICATIONS
                                CORPORATION


                                    By: /s/ John W. Gerdelman
                                        ------------------------------
                                    Name:  John W. Gerdelman
                                    Title: Executive Vice President

                                 SUBSCRIPTION

          The undersigned, _______________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ___________ shares of the Series C Preferred Common Stock of GENESYS TELECOMMUNICATIONS LABORATORIES, INC., covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated: ____________________, _____    __________________________
                                      (Signature)
                                      __________________________
                                      (Address)
                                      __________________________

                                  ASSIGNMENT

          FOR VALUE RECEIVED, ___________________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ________________, attorney, to transfer said Warrant on the books of GENESYS TELECOMMUNICATIONS LABORATORIES, INC.

Dated: ____________________, ______  __________________________
                                     (Signature)
                                     __________________________
                                     (Address)
                                     __________________________

                              PARTIAL ASSIGNMENT

          FOR VALUE RECEIVED, _____________________ hereby assigns and transfers unto ___________________ the right to purchase _______ shares of the Series C Preferred Stock of GENESYS TELECOMMUNICATIONS LABORATORIES, INC. by the foregoing Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ________________, attorney, to transfer said Warrant on the books of GENESYS TELECOMMUNICATIONS LABORATORIES, INC.

Dated: ____________________, _____  __________________________
                                    (Signature)
                                    __________________________
                                    (Address)
                                    __________________________